EXHIBIT A

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
(ii)
Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This agreement may be executed in several counterparts, all of which together shall constitute one and the same instrument.

Date: March 1, 2013

WSP OCTG GROUP Ltd.

/s/ Jubao Xie
Name:	Jubao Xie
Title:	Director

H.D.S. Investments LLC

/s/ Jubao Xie
Name:	Jubao Xie
Title:	Director

Jubao Xie

/s/ Jubao Xie
Name:	Jubao Xie

Longhua Piao

/s/ Longhua Piao
Name:	Longhua Piao

Expert Master Holdings Limited

/s/ Longhua Piao
Name:	Longhua Piao
Title:	Director

UMW Holdings Berhad

/s/ Longhua Piao
Name:	Longhua Piao
Title:	Director

UMW China Venture (L) Ltd.

/s/ Longhua Piao
Name:	Longhua Piao
Title:	Director

UMW Petropipe (L) Ltd.

/s/ Longhua Piao
Name:	Longhua Piao
Title:	Director